                                EXHIBIT 28.1


        Collateral Term Sheets provided by Paine Webber Incorporated


                            [Begins on Next Page]

                            PAINEWEBBER INCORPORATED

                       PRELIMINARY BACKGROUND INFORMATION

                     FIRSTPLUS HOME LOAN OWNER TRUST 1997-2

                                   DISCLAIMER



The information included herein is produced and provided exclusively by PaineWebber Incorporated ("PW") as underwriter for the FIRSTPLUS Home Loan Owner Trust 1997-2, and not by or as agent for FIRSTPLUS Financial, Inc. or any of its affiliates (collectively, the "Transferor"). The Transferor has not prepared, reviewed or participated in the preparation hereof, is not responsible for the accuracy hereof and has not authorized the dissemination hereof. The analysis in this report is accurate to the best of PW's knowledge and is based on information provided by the Transferor. PW makes no representations as to the accuracy of such information provided by the Transferor.

The information herein is preliminary, and will be superseded by the applicable prospectus supplement and prospectus and by any other information subsequently filed with the Securities and Exchange Commission.

All opinions and conclusions in this report reflect PW's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, PW does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis. The decision to adopt any strategy remains your responsibility. PW (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, PW may make a market in the securities referred to herein. Neither the information nor the opinions expressed shall be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, commodities or derivative instruments mentioned herein. Finally, PW has not addressed the legal, accounting and tax implications of the analysis with respect to you and PW strongly urges you to seek advice from your counsel, accountant and tax advisor.

PRICING INFORMATION

                            AVG.   PRINCIPAL  RATINGS
  CLASS          SIZE       RATE     LIFE   WINDOW(MTHS)  S&P/DUFF/FITCH
------------------------------------------------------------------------
A-1 Notes:    [$52,580,000]  [%]      0.30        7         AAA/AAA/AAA
A-2 Notes:   [$104,450,000]  [%]      1.00       13         AAA/AAA/AAA
A-3 Notes:    [$83,610,000]  [%]      2.00       12         AAA/AAA/AAA
A-4 Notes:    [$80,870,000]  [%]      3.00       14         AAA/AAA/AAA
A-5 Notes:    [$64,330,000]  [%]      4.00       12         AAA/AAA/AAA
A-6 Notes:    [$46,900,000]  [%]      5.00       17         AAA/AAA/AAA
A-7 Notes:    [$54,600,000]  [%]      7.00       31         AAA/AAA/AAA
A-8 Notes:    [$49,520,000]  [%]     10.00       45         AAA/AAA/AAA
A-9 Notes:    [$46,265,000]  [%]     15.74      133         AAA/AAA/AAA
M-1 Notes:    [$78,750,000]  [%]      9.86      204         AA/ AA/ AA
M-2 Notes:    [$39,375,000]  [%]      9.82      185         A/  A/  A
B-1 Notes:    [$31,875,000]  [%]      9.75      171         BBB/BBB/BBB



      NOT OFFERED
      B-2 Certificates:

              [$16,875,000]  [%]      9.60      149

      Red Herring Available:  Monday June 9, 1997

      Pricing Speed:          2% CPR, increasing to 12% CPR over 12 months
      First Payment Date:     July 10, 1997
      Settlement Date:        On or about June 18, 1997
      Cut-off Date:           May 31, 1997

      Payment Delay:          9 Days
      Interest Payment:       30/360
      Payment Terms:          Monthly

DESCRIPTION OF SECURITIES


Title of Securities:    FIRSTPLUS HOME LOAN OWNER TRUST 1997-2

Notes: Class A-1 through A-9 Notes (the "Class A Notes" or "Senior Notes"), Class M-1 and Class M-2 Notes (the "Mezzanine Notes") and Class B-1 Notes (the "Class B-1 Notes", and together with the Senior Notes and Mezzanine Notes, the "Notes").

Certificates:           A single class of subordinated certificates (the
                        "Certificates") will be issued by the Trust, but NOT offered pursuant to the Prospectus (defined below).

Lead Underwriters:      PaineWebber Incorporated

Co-Underwriters:        Banc One Capital Corporation, Bear Stearns and Co. Inc.
                        and Merrill Lynch & Co.

Seller:                 FIRSTPLUS Investment Corporation

Transferor/Servicer:    FIRSTPLUS Financial Inc.

Underlying Collateral:  The Notes will be secured, in part, by debt consolidation, home improvement, and other primarily second lien home equity loans, with combined loan to value ratios generally in excess of 100%.

Owner Trustee:          Wilmington Trust Company

Co-owner Trustee and
Indenture Trustee:      First Bank National Association

Securities Offered:     Only the Class A, Class M-1, Class M-2 and Class B-1
                        Notes are being offered pursuant to the prospectus.
                        Neither the Certificates nor the Residual Interest are being offered hereby.

Offering:               Public shelf offering  -  a prospectus and prospectus
                        supplement will be distributed after pricing.

Settlement Date:        On or about June 18, 1997

Cut-off Date:           May 31, 1997 (Close of business)

First Payment Date:     July 10, 1997

Form of Offering:       Book-Entry form, same-day funds through DTC for all of
                        the Notes.

Pricing Assumption:     2% CPR, increasing to 12% CPR over 12 months

Interest Accrual
Period: Interest will accrue at a fixed rate during the month prior to the month of the related distribution date based on a 30/360 year.

Payment Date:           The 10th day of each month (or, if any such date is not
                        a business day, the next business day thereafter) commencing on July 10, 1997.

Credit Enhancement:     Credit enhancement with respect to the Notes and
                        Certificates will be provided by (1) the subordination of the rights of holders of the Residual Interest, the Certificates and lower-rated classes of Notes to receive interest and principal, respectively, and (2)
                        Overcollateralization.


                        Excess Interest. The weighted average coupon rate on the loans is generally expected to be higher than the sum of (a) the servicing fee, (b) the trustee fee, and
                        (c) the weighted average pass through rate on the Notes and Certificates, thus generating excess interest collections which will be available to fund payments and distributions on the Notes and Certificates on each payment date.

                        Overcollateralization: Excess Interest is applied, to the extent available, to make accelerated payments of principal to the Notes and Certificates then entitled to receive distributions of principal; such application will cause the aggregate principal balance of the Notes and Certificates to amortize more rapidly than the loans, thus increasing the Over-collateralization Amount. Prior to the step down date, the Required Overcollateralization Amount equals the greater of (a) [4.25]% of the original balance of the loans as of the Cut-off Dates and (b) the Net Delinquency Calculation Amount. On and after the Step Down Date, the Required Overcollateralization Amount equals the greater of (a) [8.50]% of the current principal balance of the loans and (b) the Net Delinquency Calculation Amount, subject to a floor of [0.50]% of the original balance of the loans as of the Cut-Off Dates (the "Overcollateralization Floor").

                        Subordination: The rights of the Class M-1 Notes to receive payments of interest on each Payment Date will be subordinate to those of the Senior Notes, the rights of the Class M-2 Notes to receive payments of interest on each Payment Date will be subordinate to those of the Senior Notes and the Class M-1 Notes, the rights of the Class B-1 Notes to receive payments of interest on each Payment Date will be subordinate to those of the Senior Notes and Mezzanine Notes, the rights of the Class B-2 Certificates to receive distributions of interest on each Payment Date will be subordinate to those of the Notes, and the rights of the Residual Interest to receive distributions on each Payment Date will be subordinate to those of the Notes and Certificates.

                        Subordination(Continued): The rights of the Class M-1 Notes to receive payments of principal on each Payment Date will be subordinate to those of the Senior Notes, the rights of the Class M-2 Notes to receive payments of principal on each Payment Date will be subordinate to those of the Senior Notes and the Class M-1 Notes, the rights of the Class B-1 Notes to receive payments of principal on each Payment Date will be subordinate to those of the Senior Notes and Mezzanine Notes, the rights of the Class B-2 Certificates to receive distributions of principal on each Payment Date will be subordinate to those of Notes, and the rights of the Residual Interest to receive distributions on each Payment Date will be subordinate to those of the Notes and Certificates.


Step Down Date:         The step down date means the first Payment Date
                        occurring after [June 2000] in which the balance of the Senior Notes equals the Senior Optimal Balance.

Net Delinquency
Calculation Amount:     With respect to any Payment Date, the excess, if any, of
                        (x) the product of [1.7] and the Six Month Rolling
                        Delinquency Average over (y) the aggregate amounts of Excess Spread for the three preceding Payment Dates.

SUMMARY OF SUBORDINATION & REQUIRED OVERCOLLATERALIZATION AMOUNTS:

----------------------------------------------------------------------------------------------
                 INITIAL EXPECTED        BEFORE STEP DOWN    AFTER STEP DOWN  AFTER STEP DOWN
                 SUBORD.(a)              O/C AMOUNT (b)      SUBORD. (c)      O/CAMOUNT (d)
----------------------------------------------------------------------------------------------
Class A Notes    22.25%                     4.25%               44.50%            8.50%
Class M-1 Notes  11.75%                     4.25%               23.50%            8.50%
Class M-2 Notes  6.50%                      4.25%               13.00%            8.50%
Class B-1 Notes  2.25%                      4.25%               4.50%             8.50%

a) The initial amount of subordination for each class as of the closing date.
b)   The Required Overcollateralization Amount prior to the step down date.
c)   The expected subordination for each class on the step down date.
d) The Required Overcollateralization Amount on and after the step down date as a percentage of the current collateral balance, but at no time less than the Overcollateralization Floor.



Payment and Distribution
Priorities:
       (1)  interest to the holders of the Senior Notes;
       (2)  interest to the holders of the Class M-1 Notes;
       (3)  interest to the holders of the Class M-2 Notes;
       (4)  interest to the holders of the Class B-1 Notes;
       (5)  interest to the holders of the B-2 Certificates;
       (6)  sequentially to the Class A-1, Class A-2, Cass A-3, Class
            A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, in that order until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate of the Senior Notes to the Senior Optimal Principal Balance.
       (7) to the Class M-1 Notes the amount necessary to reduce the Class M-1 Notes to the Class M-1 Optimal Principal Balance.
       (8) to the Class M-2 Notes the amount necessary to reduce the Class M-2 Notes to the Class M-2 Optimal Principal Balance.
       (9) to the Class B-1 Notes the amount necessary to reduce the Class B-1 Notes to the Class B-1 Optimal Principal Balance.
       (10) to the Class B-2 Certificates the amount necessary to reduce the Class B-2 Certificates to the Class B-2 Optimal Principal Balance.
       (11) sequentially to the Class M-1 Notes and the Class M-2
            Notes, in that order, until their respective Deferred Amounts, if any, have been paid in full;
       (12) to the Class B-1 Notes until the applicable Deferred
            Amount, if any, has been paid in full;

       (13) to the Class B-2 Certificates until the Loss Reimbursement Deficiency, if any, has been paid in full; and
       (14) any remaining amounts to the holders of the Residual
            Interest.



Application of Applicable
Loss Amounts:           Realized losses will be absorbed first by Excess
                        Interest and the reduction of the
                        Over-collateralization Amount. Following the reduction of any Overcollateralization Amount to zero, any Allocable Loss Amounts will be applied in reduction of
                        (1) the Certificates until the Certificates have been reduced to zero; (2) the Class B-1 Notes until the Class B-1 Notes have been reduced to zero; (3) the Class M-2 Notes until the Class M-2 Notes have been reduced to zero; and (4) the Class M-1 Notes until the Class M-1 Notes have been reduced to zero. The Senior
                        Notes will not be reduced for any Allocable Loss
                        Amounts. Any Allocable Loss Amounts with respect to the Notes ("Deferred Amounts") or the Certificates
                        ("Loss Reimbursement Deficiency") will entitle such class to receive reimbursement for such amounts as described under "Payment and Distribution Priorities" above.

Optional Termination:   The Affiliated Holder may cause the Indenture Trustee
                        to sell all of the Home Loans and thus cause an early termination of the Notes and Certificates on any remittance date when the pool principal balance is less than or equal to 17% of the original pool balance
                        (including those loans purchased during the pre-funding period), so long as a minimum termination price is reached. In addition, the holder of the residual interest may cause an early termination of the Notes and Certificates on any remittance date when the pool principal balance is less than or equal to 10% of the original pool balance (including those loans purchased during the pre-funding period), by providing for the payment of the termination price.

Servicing/Other Fees:   The collateral is subject to certain fees, including a
                        servicing fee of 0.75% per annum payable monthly, and trustee fees.


Advancing by Servicer:  There is no required advancing of delinquent principal or interest by the servicer or trustees.

Pre-funding Account:    Approximately $182,137,784 of the proceeds from the
                        sale of the Notes and the Certificates will be placed in a pre-funding account for the acquisition of additional mortgage loans during a 90 day period following the closing date. Sale proceeds will also fund the Capitalized Interest Account.

Tax Considerations:     The trust will be a Owner Trust.  The Notes will be
                        characterized as debt for federal income tax purposes.

ERISA Considerations:   The Notes will be ERISA eligible.  However, investors
                        should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of the Plan's acquisition and ownership of such certificates.

SMMEA Eligibility:      NONE of the Notes will be SMMEA-eligible.

Prospectus:             The Notes are being offered pursuant to a Prospectus
                        which includes a Prospectus Supplement (together, the "Prospectus"). Complete information with respect to the Notes and the collateral is contained in the Prospectus. The material presented herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the foregoing is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Notes may not be consummated unless the purchaser has received the Prospectus.

            DESCRIPTION OF INITIAL HOME LOANS AS OF THE CUT-OFF DATE


Number of Loans:                  18,554
Current Balance:                  $567,862,216
Average Current Balance:          $30,606
Minimum Balance:                  $1,892
Maximum Balance:                  $80,000
Weighted Average Coupon:          13.75
Weighted Average Age:             3
Weighted Average Remaining Term:  229
Weighted Average Original CLTV:   109.63%
Loans with CLTV Over 100%:        77.76%
Maximum CLTV:                     125%
Weighted Average FICO Score:      681
Weighted Average DTI Ratio:       36%



The sums and percentages in the following tables may not equal the totals shown due to rounding.


------------------------------------------------------------------------
AGGREGATE FIELD        DESCRIPTION          COUNT        BALANCE   POOL%
------------------------------------------------------------------------
Home Loan Rates (%)    9.000 to 9.999           2        114,648    0.02
                       10.000 to 10.999       242      7,585,681    1.34
                       11.000 to 11.999     2,301     76,680,024   13.50
                       12.000 to 12.999     4,434    145,586,542   25.64
                       13.000 to 13.999     4,233    131,884,065   23.22
                       14.000 to 14.999     3,797    111,351,027   19.61
                       15.000 to 15.999     2,196     60,511,493   10.66
                       16.000 to 16.999     1,005     26,156,240    4.61
                       17.000 to 17.999       293      6,798,768    1.20
                       18.000 to 18.999        47      1,100,684    0.19
                       19.000 to 19.999         4         93,044    0.02
                                           ------    -----------  ------
                                           18,554    567,862,216  100.00
------------------------------------------------------------------------


--------------------------------------------------------------------------
AGGREGATE FIELD        DESCRIPTION            COUNT      BALANCE     POOL%
--------------------------------------------------------------------------
Current Balance ($)  Up to 10,000               166      1,538,322    0.27
                     10,000.01 to 20,000.00   3,144     52,155,910    9.18
                     20,000.01 to 30,000.00   7,231    183,702,377   32.35
                     30,000.01 to 40,000.00   4,938    173,698,052   30.59
                     40,000.01 to 50,000.00   2,127     98,752,530   17.39
                     50,000.01 to 60,000.00     572     32,023,225    5.64
                     60,000.01 to 70,000.00     268     17,616,513    3.10
                                             ------    -----------   -----
                     70,000.01 to 80,000.00     108      8,375,286    1.47
--------------------------------------------------------------------------

--------------------------------------------------------------------------
AGGREGATE FIELD        DESCRIPTION            COUNT      BALANCE     POOL%
--------------------------------------------------------------------------
Original Balance ($) Up to 10,000               158      1,467,753    0.26
                     10,000.01 to 20,000.00   3,110     51,422,737    9.06
                     20,000.01 to 30,000.00   7,252    183,911,351   32.39
                     30,000.01 to 40,000.00   4,947    173,847,269   30.61
                     40,000.01 to 50,000.00   2,137     99,098,986   17.45
                     50,000.01 to 60,000.00     572     32,002,506    5.64
                     60,000.01 to 70,000.00     270     17,736,329    3.12
                                             ------    -----------  ------
                     70,000.01 to 80,000.00     108      8,375,286    1.47
--------------------------------------------------------------------------

--------------------------------------------------------------------------
AGGREGATE FIELD           DESCRIPTION         COUNT      BALANCE     POOL%
--------------------------------------------------------------------------
Remaining Term
(Months)                   Up to 60             310      6,053,401    1.07
                           61 to 90             200      4,276,214    0.75
                          91 to 120           1,890     46,262,043    8.15
                         121 to 150              67      1,709,934    0.30
                         151 to 180           6,218    180,757,625   31.83
                         181 to 210              11        381,855    0.07
                         211 to 240           3,206    100,652,910   17.72
                         241 to 270               1         11,833    0.00
                                             ------    -----------  ------
                         271 to 300           6,651    227,756,402   40.11
                                             ------    -----------  ------
                                             18,554    567,862,216  100.00
--------------------------------------------------------------------------

--------------------------------------------------------------------------
AGGREGATE FIELD           DESCRIPTION         COUNT      BALANCE     POOL%
--------------------------------------------------------------------------
Age (Months)                 Up to 12        18,104    557,000,348   98.09
                             13 to 24           447     10,752,047    1.89
                             Over 24              3        109,821    0.02
                                             ------    -----------  ------
                                             18,554    567,862,216  100.00



---------------------------------------------------------------------------
AGGREGATE FIELD           DESCRIPTION        COUNT      BALANCE      POOL%
---------------------------------------------------------------------------
State                        AK                 12        529,374     0.09
                             AL                 13        337,838     0.06
                             AR                 71      2,117,602     0.37
                             AZ                796     23,075,015     4.06
                             CA              7,056    234,347,620    41.27
                             CO                861     25,480,069     4.49
                             CT                 41      1,124,114     0.20
                             DC                  7        234,592     0.04
                             DE                  9        302,443     0.05
                             FL              1,308     37,361,471     6.58
                             GA                757     21,649,990     3.81
                             HI                  1         34,747     0.01
                             IA                 54      1,506,896     0.27
                             ID                233      6,866,851     1.21
                             IL                364     10,652,358     1.88
                             IN                411     11,712,458     2.06
                             KS                151      4,708,931     0.83
                             KY                105      2,683,790     0.47
                             LA                 70      2,102,899     0.37
                             MA                140      4,534,272     0.80
                             MD                453     13,874,536     2.44
                             MI                367     10,167,589     1.79
                             MN                305      9,319,905     1.64
                             MO                260      7,050,042     1.24
                             MS                 67      1,817,353     0.32
                             MT                 36      1,117,767     0.20
                             NC                370     10,365,509     1.83


-------------------------------------------------------------------------
AGGREGATE FIELD           DESCRIPTION        COUNT      BALANCE     POOL%
-------------------------------------------------------------------------
State (continued)            ND                  6        150,459    0.03
                             NE                 53      1,467,959    0.26
                             NH                 32        953,818    0.17
                             NJ                127      3,449,055    0.61
                             NM                138      4,331,387    0.76
                             NV                585     17,665,426    3.11
                             NY                 53      1,453,282    0.26
                             OH                324      8,186,443    1.44
                             OK                221      6,074,756    1.07
                             OR                236      7,011,559    1.23
                             PA                172      4,794,510    0.84
                             RI                 24        671,779    0.12
                             SC                278      7,633,129    1.34
                             SD                 10        318,167    0.06
                             TN                377     10,265,703    1.81
                             TX                 11        120,631    0.02
                             UT                286      8,625,124    1.52
                             VA                465     13,344,989    2.35
                             VT                  4        134,007    0.02
                             WA                686     21,838,934    3.85
                             WI                 93      2,662,388    0.47
                             WV                 15        366,868    0.06
                             WY                 40      1,265,811    0.22
                                            ------    -----------  ------
                                            18,554    567,862,216   100.0
-------------------------------------------------------------------------


-------------------------------------------------------------------------
AGGREGATE FIELD           DESCRIPTION        COUNT      BALANCE     POOL%
-------------------------------------------------------------------------
FICO Score                600 to 619           121      2,906,993    0.51

                          620 to 639         2,278     55,330,430    9.74
                          640 to 659         3,792    107,450,245   18.92
                          660 to 679         3,625    114,747,911   20.21
                          680 to 699         3,507    115,619,343   20.36
                          700 to 719         2,700     90,722,121   15.98
                          720 to 739         1,470     47,020,647    8.28
                          740 to 759           711     22,542,307    3.97
                          760 to 779           272      8,960,674    1.58
                          780 or More           78      2,561,545    0.45
                                            ------    -----------  ------
                                            18,554    567,862,216  100.00
-------------------------------------------------------------------------


---------------------------------------------------------------------------
AGGREGATE FIELD           DESCRIPTION       COUNT       BALANCE     POOL%
---------------------------------------------------------------------------
Debt to Income Ratio     20.00 and Under      440      12,594,078    2.22
                         20.01 to 25.00     1,323      38,260,055    6.74
                         25.01 to 30.00     2,568      76,253,550   13.43
                         30.01 to 35.00     3,975     118,696,592   20.90
                         35.01 to 40.00     4,578     138,293,516   24.35
                         40.01 to 45.00     4,348     136,744,565   24.08
                         45.01 to 50.00     1,287      45,941,895    8.09
                         Greater than 50       35       1,077,965    0.19
                                           ------     -----------  ------
                                           18,554     567,862,216  100.00
---------------------------------------------------------------------------

BOND SENSITIVITY TO PREPAYMENT ASSUMPTIONS


                               % OF PREPAYMENT ASSUMPTION
    CLASS A-1                  0%    50%    75%  100%   125%   150%
    ---------------------------------------------------------------
    Average Life (years)     0.57   0.37   0.33  0.30   0.28   0.26
    Mod. Duration (years)    0.54   0.36   0.32  0.29   0.27   0.25
    First Principal Pymt.    7/97   7/97   7/97  7/97   7/97   7/97
    Last Principal Pymt.     1/99   2/98   1/98  1/98  12/97  12/97
    Illustrative Yield (%)   6.02   5.87   5.82  5.78   5.74   5.69
     (at 100-00)



                               % OF PREPAYMENT ASSUMPTION
    CLASS A-2                  0%    50%    75%  100%   125%   150%
    ---------------------------------------------------------------
    Average Life (years)     4.25   1.54   1.20  1.00   0.88   0.79
    Mod. Duration (years)    3.57   1.41   1.12  0.94   0.83   0.75
    First Principal Pymt.    1/99   2/98   1/98  1/98  12/97  12/97
    Last Principal Pymt.    12/03  12/99   5/99  1/99  10/98   8/98
    Illustrative Yield (%)   6.35   6.28   6.25  6.23   6.20   6.18
     (at 100-00)

                               % OF PREPAYMENT ASSUMPTION
    CLASS A-3                  0%   50%    75%  100%   125%   150%
    --------------------------------------------------------------
    Average Life (years)    7.92   3.27   2.48  2.00   1.69   1.47
    Mod. Duration (years)   5.98   2.85   2.22  1.82   1.55   1.36
    First Principal Pymt.   12/03  12/99  5/99  1/99   10/98  8/98
    Last Principal Pymt.    8/06   7/01   7/00  12/99  7/99   4/99
    Illustrative Yield (%)  6.63   6.60   6.59  6.57   6.55   6.54
     (at 100-00)


                               % OF PREPAYMENT ASSUMPTION
    CLASS A-4                  0%   50%   75%   100%   125%  150%
    -------------------------------------------------------------
    Average Life (years)    10.30  4.90  3.74   3.00   2.51  2.16
    Mod. Duration (years)    7.20  4.04  3.20   2.63   2.24  1.95
    First Principal Pymt.    8/06  7/01  7/00   12/99  7/99  4/99
    Last Principal Pymt.    12/08  3/03  11/01  1/01   6/00  1/00
    Illustrative Yield (%)   6.79  6.77  6.76   6.75   6.74  6.73

                               % OF PREPAYMENT ASSUMPTION
    CLASS A-5                  0%   50%   75%   100%   125%  150%
    -------------------------------------------------------------
    Average Life (years)    12.27  6.46  4.96   4.00   3.34  2.86
    Mod. Duration (years)    8.05  5.06  4.07   3.39   2.89  2.52
    First Principal Pymt.   12/08  3/03  11/01  1/01   6/00  1/00
    Last Principal Pymt.     6/10  9/04  1/03   12/01  3/01  9/00
    Illustrative Yield (%)   6.92  6.90  6.90   6.89   6.88  6.87
     (at 100-00)



                               % OF PREPAYMENT ASSUMPTION
    CLASS A-6                  0%   50%   75%  100%   125%  150%
    ------------------------------------------------------------
    Average Life (years)    13.66  7.94  6.19  5.00   4.18  3.58
    Mod. Duration (years)    8.55  5.91  4.87  4.09   3.51  3.07
    First Principal Pymt.    6/10  9/04  1/03  12/01  3/01  9/00
    Last Principal Pymt.    12/11  6/06  8/04  4/03   4/02  8/01
    Illustrative Yield (%)   7.01  7.00  7.00  6.99   6.98  6.97
     (at 100-00)


                               % OF PREPAYMENT ASSUMPTION
    CLASS A-7                  0%    50%   75%    100%   125%  150%
    ---------------------------------------------------------------
    Average Life (years)    16.52  10.57  8.51    7.00   5.88  5.04
    Mod. Duration (years)    9.22   7.08  6.10    5.28   4.61  4.06
    First Principal Pymt.   12/11   6/06  8/04    4/03   4/02  8/01
    Last Principal Pymt.     1/16  10/09  7/07   11/05   7/04  7/03
    Illustrative Yield (%)   7.38   7.31  7.26    7.21   7.15  7.08
     (at 102-00)



                               % OF PREPAYMENT ASSUMPTION
    CLASS A-8                  0%    50%   75%    100%   125%  150%
    ---------------------------------------------------------------
    Average Life (years)    20.18  14.04  11.87  10.00   8.53  7.38
    Mod. Duration (years)   10.08   8.40   7.59   6.80   6.08  5.47
    First Principal Pymt.    1/16  10/09   7/07  11/05   7/04  7/03
    Last Principal Pymt.     7/19  11/13   5/11   7/09  10/07  6/06
    Illustrative Yield (%)   7.50   7.45   7.43   7.39   7.35  7.31
     (at 102-00)


                               % OF PREPAYMENT ASSUMPTION
    CLASS A-9                  0%    50%   75%    100%   125%   150%
    ----------------------------------------------------------------
    Average Life (years)    23.55  20.10  17.80  15.74  13.89  12.29
    Mod. Duration (years)   10.53   9.85   9.30   8.73   8.15   7.58
    First Principal Pymt.    7/19  11/13   5/11   7/09  10/07   6/06
    Last Principal Pymt.     4/22  12/21   6/21   7/20  12/18  12/16
    Illustrative Yield (%)   7.73   7.72   7.70   7.69   7.67   7.65
     (at 102-00)


                               % OF PREPAYMENT ASSUMPTION
    CLASS M-1                  0%    50%    75%   100%   125%   150%
    ----------------------------------------------------------------
    Average Life (years)    19.02  13.71  11.59   9.86   8.48   7.38
    Mod. Duration (years)    9.70   8.05   7.22   6.48   5.83   5.27
    First Principal Pymt.   12/10   2/05   6/03   4/02   7/01  12/00
    Last Principal Pymt.     3/22   7/21   9/20   3/19   2/17   4/15
    Illustrative Yield (%)   7.55   7.52   7.51   7.49   7.47   7.45
     (at 101-00)

                               % OF PREPAYMENT ASSUMPTION
    CLASS M-2                  0%    50%    75%   100%  125%   150%
    ---------------------------------------------------------------
    Average Life (years)    19.02  13.69  11.55   9.82  8.44   7.34
    Mod. Duration (years)    9.58   7.96   7.14   6.41  5.77   5.21
    First Principal Pymt.   12/10   2/05   6/03   4/02  7/01  12/00
    Last Principal Pymt.     1/22   1/21  10/19   8/17  9/15   9/13
    Illustrative Yield (%)   7.75   7.75   7.75   7.74  7.74   7.74
     (at 100-00)

                               % OF PREPAYMENT ASSUMPTION
    CLASS B-1                  0%    50%    75%   100%  125%   150%
    ---------------------------------------------------------------
    Average Life (years)    19.01  13.65  11.48   9.75  8.36   7.27
    Mod. Duration (years)    9.26   7.74   6.96   6.26  5.63   5.10
    First Principal Pymt.   12/10   2/05   6/03   4/02  7/01  12/00
    Last Principal Pymt.    12/21   6/20   8/18   6/16  4/14   4/12
    Illustrative Yield (%)   8.20   8.20   8.19   8.19  8.19   8.18
     (at 100-00)

                               % OF PREPAYMENT ASSUMPTION
    CLASS A-8 (17% CALL)       0%    50%    75%   100%  125%   150%
    ---------------------------------------------------------------
    Average Life (years)    20.02  13.81  11.71   9.85  8.39   7.24
    Mod. Duration (years)   10.05   8.32   7.54   6.73  6.02   5.40
    First Principal Pymt.    1/16  10/09   7/07  11/05  7/04   7/03
    Last Principal Pymt.     6/18   2/12   3/10   4/08  9/06   6/05
    Illustrative Yield (%)   7.49   7.45   7.42   7.39  7.35   7.31
     (at 102-00)

    CLASS A-9 (17% CALL)       0%    50%    75%   100%  125%   150%
    ---------------------------------------------------------------
    Average Life (years)    20.98  14.64  12.73  10.81  9.23   7.98
    Mod. Duration (years)   10.07   8.49   7.84   7.09  6.38   5.76
    First Principal Pymt.    6/18   2/12   3/10   4/08  9/06   6/05
    Last Principal Pymt.     6/18   2/12   3/10   4/08  9/06   6/05
    Illustrative Yield (%)   7.72   7.68   7.66   7.63  7.60   7.56
     (at 102-00)

    CLASS M-1 (17% CALL)       0%    50%    75%   100%  125%   150%
    ---------------------------------------------------------------
    Average Life (years)    18.30  12.22  10.23   8.55  7.25   6.24
    Mod. Duration (years)    9.57   7.66   6.81   6.02  5.34   4.76
    First Principal Pymt.   12/10   2/05   6/03   4/02  7/01  12/00
    Last Principal Pymt.     6/18   2/12   3/10   4/08  9/06   6/05
    Illustrative Yield (%)   7.55   7.52   7.50   7.47  7.45   7.42
     (at 101-00)

    CLASS M-2 (17% CALL)       0%    50%    75%   100%  125%   150%
    ---------------------------------------------------------------
    Average Life (years)    18.30  12.22  10.23   8.55  7.25   6.24
    Mod. Duration (years)    9.45   7.58   6.75   5.97  5.30   4.73
    First Principal Pymt.   12/10   2/05   6/03   4/02  7/01  12/00
    Last Principal Pymt.     6/18   2/12   3/10   4/08  9/06   6/05
    Illustrative Yield (%)   7.75   7.75   7.74   7.74  7.74   7.73
     (at 100-00)

    CLASS B-1 (17% CALL)       0%    50%    75%   100%  125%   150%
    ---------------------------------------------------------------
    Average Life (years)    18.30  12.22  10.23   8.55  7.25   6.24
    Mod. Duration (years)    9.15   7.40   6.61   5.86  5.21   4.66
    First Principal Pymt.   12/10   2/05   6/03   4/02  7/01  12/00
    Last Principal Pymt.     6/18   2/12   3/10   4/08  9/06   6/05
    Illustrative Yield (%)   8.20   8.20   8.19   8.19  8.18   8.18
     (at 100-00)